EXHIBIT 2.5
                                     WAIVER

         THIS WAIVER is made as of the 21st day of February 2001, to the Share Purchase and Shareholders' Agreement relating to Global Information Group, USA, Inc., ("GIG"), by and among GIG, Chatelin Capital Partners Limited ("CCP"), Jolec Trading Limited ("Jolec"), Anthony Mohr, Koenig Invest AG ("Koenig") and Newick Developments Limited ("Newick"), dated 14 January 2000, the First Loan Agreement between GIG and Newick, dated 2 February 2000; the First Loan Agreement between GIG and Koenig, dated 2 February 2000, the Second Loan Agreement between GIG and Koenig, dated 2 February 2000; and the Second Loan Agreement between GIG and Newick, dated 2 February 2000. All capitalized terms used herein shall have the meaning ascribed to them in the Shareholders' Agreement, the respective First Loan Agreements and the respective Second Loan Agreements, unless otherwise defined herein.

                                   WITNESSETH:

         WHEREAS, on 14 January 2000 Global Information Group U.S.A., Inc. ("GIG") and, CCP, Jolec, Anthony Mohr, Koenig and Newick entered into a Share Purchase and Shareholders' Agreement relating to Global Information Group USA, Inc. (the "Shareholders' Agreement").

         WHEREAS, on 2 February 2000 GIG, as Borrower, entered into two loan agreements with, respectively, Koenig and Newick, as Lenders (the "First Loan Agreements").

         WHEREAS, on 2 February 2000 GIG, as Borrower, entered into two further loan agreements with, respectively, Koenig and Newick, as Lenders (the "Second Loan Agreements") (the First Loan Agreements and the Second Loan Agreements collectively referred to herein as the "Loan Agreements").

         WHEREAS, pursuant to Section 10.4.2 of the Shareholders' Agreement, the Parties agreed that during the Investment Period: (i) the Company shall pursue the Business Plan; (ii) no material action shall be taken by the Company except as expressly contemplated in the Business Plan; and (iii) no expenditures shall be incurred by the Company except as expressly contemplated in the Financial Plan; in each case except as approved by the CCP director who shall act in good faith in the interest of the Company.

         WHEREAS, Section 10.4.3 of the Shareholders' Agreement provides that the Business Plan may be altered at any time with the prior agreement of all the directors but may not be otherwise be altered.

         WHEREAS, pursuant to the respective Sections 13.3 of the Loan Agreements it is deemed an event of default in the event any representation made in the Loan Agreements or the Shareholders' Agreement is incorrect in any respect or, if repeated at any time with reference to the facts and circumstances then existing, would be so incorrect.

         NOW, THEREFORE, in consideration of $1.00 and the mutual covenants and agreements hereinafter set forth the parties hereto agree as follows:

         1. For purposes of Section 10.4.2 of the Shareholders' Agreement, the parties hereto acknowledge and agree that all material actions taken to date by the Company and all expenditures incurred to date by the Company have been and are in compliance with Section 10.4.2 of the Shareholders' Agreement.

         2. For purposes of the Business Plan and the Financial Plan, the parties hereto acknowledge and agree that any payments made or to be made to CCP pursuant to the terms of the Shareholders' Agreement or any agreement referenced therein or incorporated through schedules thereto, including but not limited to the Consultancy Agreement, shall not be deemed to form the basis or a breach or be deemed to constitute a breach or other violation of Section 10.4.2 of the Shareholders' Agreement.

         3. The parties further acknowledge and agree that any payments made or to be made to CCP pursuant to the terms of the Shareholders' Agreement, or any agreement referenced therein or incorporated through schedules thereto, including but not limited to the Consultancy Agreement, shall not form the basis of or be deemed to be an event of default under the respective Sections 13 of the Loan Agreements.

         4. The Shareholders' Agreement, the Loan Agreements and the Consultancy Agreement, as may be amended by this Waiver and the Agreement of even date attached hereto, shall otherwise remain in full force and effect in accordance with their terms.

         5. This Waiver may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be executed and delivered as of the date first set forth above.

AS PARTIES TO THE SHAREHOLDERS' AGREEMENT:


GLOBAL INFORMATION GROUP U.S.A., INC.                             CHATELIN CAPITAL PARTNERS LIMITED

By: /s/Anthony E. Mohr                                            By: /s/G.J. Slooter
    --------------------------------                              -----------------------------
Name:  Anthony E. Mohr                                            Name.   G. J. Slooter
Title: President                                                  Title:  Director


NEWICK DEVELOPMENTS LIMITED                                       JOLEC TRADING LIMITED

By:  Intertrust (Curacao) N.V.                                    By:  Intertrust (Curacao) N.V.

/s/ Gregory Elias                                                 /s/Gregory Elias
------------------------------------                              ------------------------------
Name:  Gregory Elias                                              Name:  Gregory Elias
Title: Managing Director                                          Title: Managing Director


KOENIG INVEST AG

/s/Benno P. Hafner                                                /s/Anthony E. Mohr
------------------------------------                              ------------------------------
Benno P. Hafner as power-of-attorney                              ANTHONY E. MOHR
for Koenig Invest AG



AS PARTIES TO THE FIRST LOAN AGREEMENTS:


THE BORROWER:                                               THE LENDER:
GLOBAL INFORMATION GROUP U.S.A., INC.                       NEWICK DEVELOPMENTS LIMITED

                                                            By:  Intertrust (Curacao) N.V.

By: /s/Anthony E. Mohr                                      /s/Gregory Elias
    --------------------------------                        ------------------------
Name:  Anthony E. Mohr                                      Name:  Gregory Elias
Title: President                                            Title: Managing Director




THE BORROWER:                                               THE LENDER:
GLOBAL INFORMATION GROUP U.S.A., INC.                       KOENIG INVEST AG

By: /s/Anthony E. Mohr                                      /s/Benno P. Hafner
------------------------------------                        ------------------------------------------------
Name:  Anthony E. Mohr                                      Benno P. Hafner as power-of-attorney for Koenig
Title: President                                            Invest AG


AS PARTIES TO THE SECOND LOAN AGREEMENTS:


THE BORROWER:                                              THE LENDER:
GLOBAL INFORMATION GROUP U.S.A., INC.                      NEWICK DEVELOPMENTS LIMITED

                                                           By:  Intertrust (Curacao) N.V.

By: /s/Anthony E. Mohr                                     /s/Gregory Elias
------------------------------------                       -------------------------------------------------
Name:  Anthony E. Mohr                                     Name:  Gregory Elias
Title: President                                            Title: Managing Director



THE BORROWER:                                              THE LENDER:
GLOBAL INFORMATION GROUP U.S.A., INC.                      KOENIG INVEST AG

By: /s/Anthony E. Mohr                                     /s/Benno P. Hafner
------------------------------------                       ------------------------------------------------
Name:  Anthony E. Mohr                                     Benno P. Hafner as power-of-attorney for Koenig
Title: President                                           Invest AG

